UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2009 (June 22, 2009)

Biomimetic Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane	37067
Franklin, Tennessee	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (615) 844-1280

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On June 25, 2009, BioMimetic Therapeutics, Inc. (the “Company”) issued a press release announcing, among other matters, that the Company had sold 343,406 shares of its common stock to Novo A/S, a stockholder of the Company, for a per share price of $8.50 and aggregate gross proceeds of approximately $2.9 million, after the closing of the Company’s rights offering described in Item 8.01.  The shares were sold to Novo A/S in a private placement.  The Company intends to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares issued to Novo A/S in compliance with the terms and conditions of the standby purchase agreement dated April 4, 2009, by and between the Company and Novo A/S.

The sale of the shares to Novo A/S is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D under such Act.  The securities sold and issued to Novo A/S have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

A copy of the press release announcing the preliminary results of the rights offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  A copy of the press release announcing, among other matters, the completion and results of the rights offering is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 8.01                      Other Events

On June 22, 2009, the offering period of the Company’s previously announced rights offering expired.  On June 23, 2009, the Company announced that it had received subscriptions for all of the shares purchasable in the offering and the rights offering was oversubscribed by the Company’s stockholders.  As a result of the rights offering, on June 25, 2009, the Company issued 1,656,594 shares of its common stock, at a subscription price of $8.50 per share and for gross proceeds of approximately $14.1 million, to the holders of record as of the close of business on April 21, 2009 who exercised their rights pursuant to the basic and over-subscription privileges.  In addition, the Company sold 343,406 shares of common stock to Novo A/S for $8.50 per share and for gross proceeds of approximately $2.9 million in a private placement.  The Company received gross proceeds of approximately $17.0 million in the rights offering and the private transaction with Novo A/S.  The Company intends to use the proceeds, after payment of fees and expenses incurred in connection therewith, for general corporate purposes, including to fund additional product development and potential commercialization activities.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of BioMimetic Therapeutics, Inc. dated June 23, 2009.
99.2	Press Release of BioMimetic Therapeutics, Inc. dated June 25, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name: Earl Douglas Title: General Counsel

Date:  June 26, 2009

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